Exhibit 10.21

AMENDMENT TO

EMPLOYMENT AGREEMENT,

STOCKHOLDERS’ AGREEMENT, AND

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into this 6th day of September, 2017 (the “Effective Date”) by and among Kenneth Rodi (the “Executive”), Evoqua Water Technologies LLC, a Delaware limited liability company (the “Company”), and EWT Holdings I Corp., a Delaware corporation (“Holdings”, and together with the Executive and the Company, collectively, the “Parties” and individually, a “Party”).

RECITALS

WHEREAS, the Executive and the Company are party to that certain Employment Agreement dated March 14, 2016 (the “Employment Agreement”);

WHEREAS, the Executive is party to that certain Second Amended and Restated Stockholders’ Agreement among Holdings and certain other parties dated as of December 11, 2014 (the “Stockholders’ Agreement”);

WHEREAS, the Executive is party to that certain First Amended and Restated Registration Rights Agreement among Holdings and certain other parties dated as of December 11, 2014 (the “Registration Rights Agreement”);

WHEREAS, the Parties desire to amend the terms of the Employment Agreement and, insofar as it relates to the Executive, each of the Stockholders’ Agreement and Registration Rights Agreement, in each case, in accordance with the terms and conditions set forth herein; and

WHEREAS, capitalized terms used in this Amendment but not otherwise defined herein have the meanings ascribed to them in the Employment Agreement.

AGREEMENT

NOW, THEREFORE, the Parties agree to amend the Employment Agreement and, insofar as it relates to the Executive, each of the Stockholders’ Agreement and Registration Rights Agreement as follows:

PART I: EMPLOYMENT AGREEMENT

1.              Section 1.1. Term.  The following shall be added to the last sentence of Section 1.1, between the word “Period” and the parenthetical:

“(such non-extension, a “Non-Renewal”)”

2.              Section 3.1. Termination of Employment.

a.              The following shall be added to the first sentence of Section 3.1 following the word “reason” in both places in which it appears:

“(including due to a Non-Renewal)”

b.              The following shall be added as the last sentence of Section 3.1:

“For all purposes under this Agreement and any agreement related to stock or stock options purchased by or granted to the Executive, a termination of the Executive’s employment upon expiration of the Employment Period following a notice provided by the Company pursuant to Section 1.1 shall be treated as a termination by the Company other than for Cause.”

3.              Section 3.2(a). Termination by the Company other than for Cause, Death or Disability.

a.              Section 3.2(a) is amended such that the section heading shall read “Termination by the Company other than for Cause, Death or Disability; Termination by the Company due to Non-Renewal; Termination by the Executive for Good Reason.”

b.              Section 3.2(a) is amended to provide that the Executive will be entitled to the payments and benefits set forth thereunder (in addition to the termination events included therein) upon (i) a termination of employment by the Company due to a Non-Renewal, and (ii) a termination by the Executive for Good Reason.

4.              Section 3.2(b)(ii). Definition of Cause. Section 3.2(b)(ii) is hereby amended and restated as follows:

“(ii) “Cause” shall mean the Executive’s having engaged in any of the following: (A) commission of an act which constitutes common law fraud, embezzlement or a felony, an act of moral turpitude, or of any tortious or unlawful act causing material harm to the business, standing or reputation of the Company or any of its affiliates, (B) gross negligence on the part of the Executive in the performance of his duties hereunder, (C) breach of his duty of loyalty or care to the Company, (D) other misconduct that is materially detrimental to the Company or any of its affiliates, or (E) ongoing and deliberate refusal or failure to perform the Executive’s duties as contemplated by this Employment Agreement or any other agreement with or for the benefit of the Company to which the Executive is a party or by which the Executive is bound, which in the case of a failure that is capable of being cured, is not cured to the reasonable satisfaction of the Board within 30 days after the Executive receives from the Company written notice of such failure, provided that for the avoidance of doubt a failure to meet performance expectations shall not in of itself constitute Cause.  If the Company terminates the Executive’s employment for Cause, the Company shall provide written notice to the Executive of that fact on or before the termination of employment.  However, if, within 60 days following the termination, the Company first discovers facts that would have established “Cause” for termination, and those facts were not known by the Company at the time of the termination, then the Company may provide the Executive with written notice, including the facts establishing that the purported “Cause” was not known at the time of the termination, in which case the Executive’s termination of employment will be considered a for Cause termination under this Employment Agreement.”

5.              Section 3.2(b)(iii). Definition of Good Reason. Section 3.2(b) is hereby amended to add the following definition as Section 3.2(b)(iii):

“(iii) “Good Reason” shall mean one of the following has occurred: (A) a material and adverse change in the Executive’s duties or responsibilities as an employee of the Company, (B) a relocation of the Executive’s principal place of employment without the

Executive’s consent, or (C) a breach by the Company of a material term of this Employment Agreement, provided, however, the Executive shall not have “Good Reason” to terminate his employment pursuant to subsection (A) above if the Company is acquired in a strategic transaction, after which the Executive continues to report to the most senior executive (“Evoqua Head”) of the division, unit or sector of the post-transaction organization in which the Evoqua business is resident, or to any individual senior to the Evoqua Head.  A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice of the termination, setting forth the conduct of the Company that constitutes Good Reason, within 30 days of the first date on which the Executive has knowledge of such conduct.  The Executive shall further provide the Company at least 30 days following the date on which such notice is provided to cure such conduct.  Failing such cure, a termination of employment by the Executive for Good Reason shall be effective on the day following the expiration of such cure period.”

PART II: STOCKHOLDERS’ AGREEMENT

6.              Stockholders’ Agreement Tag-Along and Drag-Along Rights. Notwithstanding anything to the contrary in the Stockholders’ Agreement, Holdings acknowledges and agrees that in connection with any transaction described in Section 2.3 or 2.4 of the Stockholders’ Agreement, the Executive shall not be required to sign any agreement that subjects the Executive to non-competition or non-solicitation obligations that have a duration or scope in excess of the duration or scope of the Executive’s non-competition and non-solicitation obligations under this Employment Agreement.

PART III: REGISTRATION RIGHTS AGREEMENT

7.              Registration Rights Agreement Tag-Along Rights. Holdings agrees that the last paragraph of Section 2.3(a) of Registration Rights Agreement (which begins with the phrase, “Notwithstanding anything in this Section 2.3(a) to the contrary”) shall not apply to the Executive, other than in connection with an “IPO” (as defined in the Registration Rights Agreement).

8.              Registration Rights Agreement Form S-8 Registration Statement. Holdings agrees that following an IPO, Holdings shall register a number of shares equal to the number of then-outstanding options granted under the Company’s Stock Option Plan pursuant to one or more registration statements on Form S-8, provided, that, the Executive agrees and acknowledges that notwithstanding the registration of any of the shares underlying the Executive’s outstanding options, the Executive shall remain subject to the Restricted Period (as defined in Section 2.7 of the Registration Rights Agreement), and to any agreed upon lock-up arrangement, in each case, with respect to any such shares registered on Form S-8.

PART IV: MISCELLANEOUS

9.              Surviving Terms. Except as set forth in this Amendment, the terms of this Employment Agreement, and, insofar as either relates to the Executive, the Stockholders’ Agreement and Registration Rights Agreement shall remain in full force and effect.  In the event of a conflict between, on the one hand, this Amendment and, on the other hand, this Employment Agreement, the Stockholders’ Agreement or the Registration Rights Agreement, the terms of this Amendment shall prevail.

10.       Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date and year first above written.

COMPANY

By:	/s/ Ron Keating
Name:	Ron Keating
Title:	CEO

HOLDINGS

By:	/s/ Ron Keating
Name:	Ron Keating
Title:	Director

EXECUTIVE

/s/ Kenneth Rodi
Kenneth Rodi

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